UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2005

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On August 8, 2005, the 3M Company (the “Company”) Board of Directors, on the recommendation of the Nominating and Governance Committee, approved changes in the non-employees directors’ compensation effective July 1, 2005. The changes provide that the cash portion of the annual retainer increases from $55,000 to $75,000 and the additional annual retainer paid to committee chairs increases from $7,000 to 15,000.  The portion of the annual retainer payable only in the Company’s common stock remains at $95,000. These changes are intended to keep the directors’ compensation competitive. Other elements of directors’ compensation remain unchanged.

The following table shows compensation payable to non-employee directors before and after this increase:

	Before Increase	After Increase
Portion of the Annual Retainer Payable in Cash	$55,000	$75,000
Portion of the Annual Retainer Payable Only in Common Stock	$95,000	$95,000
Total Annual Retainer	$150,000	$170,000

Additional Annual Retainer for Committee Chairs	$7,000	$15,000

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits:

Exhibit Number	Description of Exhibits

10.1	Description of Changes to Non-Employee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Secretary

Dated: August 12, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

10.1	Description of Changes to Non-Employee Director Compensation